Exhibit 99.1

Med-Design Adjourns Special Meeting of Stockholders

BOUNTIFUL, Utah – May 19, 2006 - Specialized Health Products International, Inc. (“SHPI”) (OTCBB: SHPI) announced that earlier today The Med-Design Corporation (“Med-Design”) issued a press release stating that Med-Design’s special meeting of stockholders held today was adjourned in order to solicit additional votes on the adoption of the Agreement and Plan of Merger and Reorganization with a subsidiary of SHPI.

In its press release, Med-Design stated that more than 80% of Med-Design shares voted in favor of the proposal, but that those shares constituted approximately 300,000 shares less than the majority of the shares outstanding needed to approve the merger. The special meeting of Med-Design stockholders is scheduled to reconvene at 10:00 a.m. on June 2, 2006 at The Union League, Broad and Sansom Streets, Philadelphia, Pennsylvania.

The proposed merger with The Med-Design Corporation was approved by SHPI stockholders at SHPI’s annual meeting on May 18, 2006. Closing of the merger is subject to, among other items, the approval by Med-Design’s stockholders.

About Specialized Health Products International, Inc.

Specialized Health Products International, Inc. (“SHPI”) is a leading developer, manufacturer and marketer of proprietary disposable medical devices for clinician and patient safety. SHPI has developed multiple safety needle products based upon two primary patented technology platforms, FlexLoc® and SecureLocTM, which apply to virtually all medical needles used today. SHPI manufactures and markets certain products, including LiftLoc® and MiniLoc™ Safety Infusion Sets, under its own label. It licenses or supplies other products to leading manufacturers and marketers in the global disposable medical products industry, including Tyco Healthcare, Bard Access Systems, and BD Medical. In November 2005, SHPI announced a merger agreement with The Med-Design Corporation (Nasdaq: MEDC), another leading technology provider in the safety medical needle space. For more information about SHPI, visit SHPI’s website at www.shpi.com.

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. The foregoing statements regarding our outlook on our future performance, the potential impact of new product agreements, the trends with respect to new products, our revenue expectations and statements regarding the proposed transaction between SHPI and Med-Design and the transactions related thereto include forward looking statements, which are subject to risks and uncertainties, including but not limited to the fact that our success is dependent on sales generated by our distribution and licensing partners, we have a history of losses, most of our revenues are based on relationships with two companies, which relationships may cease for a variety of reasons, we are dependent on third party manufacturers, we may need and be unable to obtain additional financing, we can be harmed by adverse governmental regulation, we may fail to obtain certain FDA approvals, we are subject to negative pricing pressures, our products may fail, our research and development efforts may fail, and the proposed transaction with Med-Design may not ultimately close for any of a number of reasons, such as we or Med-Design not obtaining stockholder approval; that we will forego business opportunities while the transaction is pending; that prior to the closing of the transaction, the businesses of SHPI and Med-Design may suffer due to uncertainty; that, in the event the transaction is completed, the combination of SHPI and Med-Design may not result in a stronger company; and that the costs related to the transaction will exceed the benefits. Statements made herein are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. We may experience significant fluctuations in future operating results due to a number of economic conditions, risks in product and technology development, the effect of our accounting policies and other risk factors detailed in our SEC filings. These factors and others could cause operating results to vary significantly from those in prior periods and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect us and our operations, are included on certain forms we file with the Securities and Exchange Commission.

Contact:

Specialized Health Products International, Inc.

Paul S. Evans

Tel: 801-298-3360

pevans@shpi.com